UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (June 14, 2012)

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

2240 Auto Park Way, Escondido, California (Address of Principal Executive Offices)	92029 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 18, 2012, the Registrant (“we”, “our”) entered into that certain Securities Exchange Agreement with Flux Power, Inc., a California corporation (“Flux Power”) and Mr. Chris Anthony, Esenjay Investments, LLC, and Mr. James Gevarges (collectively the “Flux Shareholders”) as previously disclosed in the Registrant’s Form 8-K filed with the SEC on May 24, 2012 (the “Exchange Agreement”).

On June 14, 2012, as described in the Registrant’s Form 8-K filed with the SEC on June 18, 2012, we closed under the Exchange Agreement, as amended, and we issued an aggregate of 37,714,514 shares of our common stock to the Flux Shareholders, in exchange for all the outstanding shares of common stock of Flux Power, and we assumed stock options held by Flux Power’s employees, directors, and agents under Flux Power’s 2010 Stock Option Plan to purchase up to 4,536,948 shares of our common stock. The issuance of our shares of common stock to the Flux Shareholders and the assumption of the stock options was made in reliance on the exemption provided by Section 4(2) and/or Regulation D promulgated thereunder of the Securities Act of 1933, as amended for the offer and sale of securities not involving a public offering.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: June 19, 2012	/s/ Chris Anthony
Chris Anthony, President

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